UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 30, 2026
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to Vote of Security Holders.

On September 30, 2026, Butler National Corporation (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, 51,955,373 shares of common stock, or approximately 81.48% of the 63,761,397 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

At the Annual Meeting, the Company’s shareholders (i) elected each of Michael A. Loh and Julie M. Bowen for a one year term or until a successor is elected and qualified, (ii) ratified the selection of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2027, and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

Set forth below are the voting result for each matter submitted to a vote of stockholders at the Annual Meeting.

1.	Election of Directors.

Name of Director	For	Against	Abstain	Broker Non-Votes
Michael A. Loh	39,073,492	1,365,873	83,212	11,432,796
Julie M. Bowen	39,077,192	1,362,273	83,112	11,432,796

2.	Ratification of RBSM, LLP as Independent Registered Accountant.

For	Against	Abstain	Broker Non-Votes
51,114,598	32,371	808,404	0

3.	Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
39,719,211	363,315	440,051	11,432,796

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

Date: October 2, 2026	/s/ Adam B. Sefchick Adam B. Sefchick Interim Chief Executive Officer and President and Chief Financial Officer